UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 8, 2011
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously disclosed in GAIN Capital Holdings, Inc.’s (the “Company”) Registration Statement on Form S-1 (file no. 333-161632), as amended, which was declared effective by the Securities Exchange Commission on December 14, 2010, TradeStation Securities, Inc. (“TradeStation”), the Company’s largest introducing broker, has formed a wholly-owned subsidiary, TradeStation Forex, Inc., to assume, own and conduct all of TradeStation’s forex brokerage business. In January 2011, TradeStation Forex, Inc. became a registered retail foreign exchange dealer with the Commodity Futures Trading Commission and became a member of the National Futures Association. As a result, on April 8, 2011, in accordance with the Company’s Introducing Broker Agreement with TradeStation, as amended, a bulk assignment of the Company’s TradeStation-introduced customers, and related customer assets, to TradeStation Forex, Inc. was completed.
For the year ended December 31, 2010, TradeStation-introduced customers represented 6.6% of the Company’s total retail trading volume.
Customer assets represented by customers introduced to the Company by TradeStation were $31.7 million, or 12.7% of total customer assets, as of December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN CAPITAL HOLDINGS, INC.
Dated: April 14, 2011	By:	/s/ Henry Lyons
		Name:	Henry Lyons
		Title:	Chief Financial Officer and Treasurer